Exhibit 99.1

Physicians Formula Holdings, Inc. Announces Results for the Second Quarter Ended June 30, 2007

Net Sales and Net Income per Diluted Common Share for the First Six Months and Second Quarter of 2007 were In Line with Outlook Range

Company Updates Quarterly and Full Year 2007 Net Sales and EPS Outlook

AZUSA, CA (August 13, 2007) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced financial results for the six and three months ended June 30, 2007.

As outlined in the conference call on July 10th, 2007, due to shifts in gross sales and trade spending with retailers, the Company believes that a year to date comparison between periods best reflects the financial results.

First Six Months of 2007 and Second Quarter of 2007 Compared to Same Periods in 2006:

•
Net sales for the first six months of 2007 were $57.8 million, an increase of 13.8% from $50.8 million for the same period in 2006. Gross sales for the first six months of 2007 were $82.2 million, an increase of 26% from $65.2 million for the same period in 2006.

•
Net income per diluted common share for the first six months of 2007 was $0.26 on approximately 14.6 million diluted common shares outstanding, and includes $0.05 per share of non-cash charge for stock-based compensation after tax and $0.04 per share of the one-time secondary equity offering costs after tax.  Excluding these items, adjusted net income per diluted common share would have been $0.35 for the first six months of 2007. Net income per diluted common share for the first six months of 2006 was $0.35 on approximately 11.6 million diluted common shares outstanding.

•
Net sales for the second quarter of 2007 were $22.1 million, a decrease of 4.2% from $23.1 million for the same period a year ago, and in line with the outlook range of $21.0 million to $22.0 million. Gross sales for the second quarter of 2007 were $33.0 million, an increase of 10.0% over $30.0 million for the same period in 2006, and in line with the outlook range of $31.9 million to $32.9 million.

•
Net loss per diluted common share for the second quarter of 2007 was $(0.04) on approximately 13.9 million diluted common shares outstanding, and includes $0.02 per share of non-cash charge for stock-based compensation after tax and $0.03 per share of the one-time secondary equity offering costs after tax.  Excluding these items, adjusted net income per diluted common share would have been $0.01 for the second quarter of 2007. Net income per diluted common share for the second quarter of 2006 was $0.14 on approximately 11.6 million diluted common shares outstanding.  Both net income per diluted common share and adjusted net income per diluted common share for the second quarter of 2007 were in line with the outlook range of $(0.07) to $(0.04) and $(0.02) to $0.01, respectively.

Ingrid Jackel, Chief Executive Officer of Physicians Formula, stated, "We are pleased with our sales growth and net income per diluted common share for the first six months of the year, which were in line with our updated outlook.  We achieved this growth despite a softer consumer market in the latter part of the second quarter.  In addition, we experienced a decrease in the purchase of our promotional pre-packs during the latter portion of the second quarter from one of our top four retailers, and a minor reduction in sales from a shift in some plan-o-gram set ups that occurred later in the second quarter than previously expected.”

The Company also noted that during the second quarter it experienced an increase in co-operative advertising expenses, a contra-revenue item that impacts net sales, and higher markdowns due to plan-o-gram resets.  Also, advertising costs during the second quarter reflect the production of the Company’s infomercial and the strategic allocation of a portion of the Company’s annual advertising budget to the second quarter.  These expenses and costs during the second quarter were in line with management’s expectations.

U.S. Market Share Data ($ Share)

The Company defines the masstige market as products sold in the mass market channel under the following premium-priced brands: Physicians Formula, Almay, L'Oreal, Max Factor, Neutrogena, Revlon and Vital Radiance. The following table sets forth the approximate market share, based on retail sales, of the Company's products in total and for selected categories within the masstige market, as the Company defines it, based on ACNielsen (1) data for the 52 weeks ended July 14, 2007:

	52 Weeks Ended July 14, 2007
	Masstige ($ Share)	% Change vs. Prior Year ($ Sales)
Total Company	7.5%	15%
Face	13.9%	20%
Eye	5.2%	2%
____________

(1)	ACNielsen is an independent research entity. ACNielsen data does not include Wal-Mart, which is the Company’s largest customer.

Ms. Jackel continued, “The Physicians Formula brand continues to gain masstige market share and to outperform its peers.  For the 52 weeks ended July 14, 2007, sell-through data at food, drug and mass retail, as reported by ACNielsen, shows Physicians Formula sales up 15% over the prior year period, compared to 2% growth for the overall premium category.  We remain focused on maintaining our leadership position by supporting our brand, gaining additional shelf space and providing a compelling value proposition to our retailer customers.”

OUTLOOK

Ms. Jackel stated, "We have decided to lower our quarterly and full year 2007 outlook due to recent developments within the masstige market.  There are two key reasons for this:
  In the past 30 days, we have experienced an unexpected change in replenishment order patterns of basic stock from our top chain drug retailers. As illustrated by recent ACNielsen data, which shows a 15% growth for the 4 weeks ended  July 14, 2007, and by retailers' point of sale data, we believe this is not a reflection of our consumer retail sales in recent periods but indicates a marked and recent change in inventory management strategy by these retailers. We believe this phenomenon is not specific to Physicians Formula but is affecting the entire masstige industry; and
  A continuation of the softer consumer spending environment for the masstige industry overall with the premium segment down 2% for the 4 weeks ended July 14, 2007, which in turn explains the change in inventory management strategy as previously indicated."
The Company also noted that their estimates assume seasonally lower costs in the second half including a reduction in returns from retail customers, lower cooperative advertising and coupon expenses and minimal plan-o-gram reset markdowns, as well as lower advertising expenses compared to the first half of 2007. Further, based on the initial favorable response from the Company's major retailers, the estimates also reflect the Company's expectations of shelf space gain in the fourth quarter of 2007 when initial shipments of the new 2008 line will take place.

Ms. Jackel concluded, "While we are clearly subject to the same economic forces as our peers, we believe the Physicians Formula brand will continue to outpace the industry."

	Outlook for	Outlook for	Outlook for
	Three Months Ending	Three Months Ending	Year Ending
(in millions except per share data)	September 30, 2007	December 31, 2007	December 31, 2007

Gross Sales	$29.0 - 31.0	$43.0 - 45.0	$154.0 - 158.0
Net Sales	18.5 - 20.5	31.0 - 33.0	107.0 - 111.0
Net Income per Diluted Common Share	$(0.05 - 0.02)	$0.31 - 0.34	$0.52 - 0.58
Diluted Common Shares	13.9	14.6	14.6

Please refer to “Non-GAAP Financial Measures” for a reconciliation of net income per diluted common share to adjusted net income per diluted common share excluding the effects of a non-cash charge for stock based compensation for the third and fourth quarters of 2007, along with full year 2007, and the one-time secondary equity offering costs for the full year 2007.

Non-GAAP Financial Measures

Physicians Formula presents gross sales before giving effect to returns, allowances and discounts and net income per diluted common share on an adjusted basis to exclude the impact of non-cash charges associated with stock-based compensation expense and certain one-time charges incurred in connection with its secondary equity offering.  Gross sales and adjusted net income per diluted common shares are not in accordance with generally accepted accounting principles in the United States ("GAAP").

The items that are excluded from gross sales in arriving at net sales are: returns, allowances and discounts.  The Company presents gross sales because the Company believes that gross sales reflect the dollar value of shipments, and can facilitate a comparison of the Company’s current results with the Company’s historical results and provide useful information to investors on how the Company’s products are performing at retail, without regard to returns, allowances and discounts.  The Company believes that returns, allowances and discounts can vary significantly from period to period.  The Company’s management utilizes gross sales as an operating performance measure.

The items that are excluded from adjusted net income per diluted common share are: a non-cash charge for stock-based compensation and one-time charges incurred in connection with the Company's secondary equity offering, which was completed in April 2007.  For purposes of adjusted net income per diluted common share, the adjusted pre-tax result is adjusted for a provision for income taxes at an assumed tax rate of 40%.  The Company presents adjusted net income per diluted common share because the Company believes that adjusted net income per diluted common share can facilitate a comparison of the Company's current results with the Company's historical results and provide useful information to investors on the Company's profitability without regard to certain one-time items and certain non-cash items which do not directly affect the Company's operating performance.  The Company also believes that it is useful to investors to provide disclosure of the Company's results on the same basis as that used by its management.

Gross sales and adjusted net income per diluted common share have limitations as analytical tools, and you should not consider them in isolation or as substitutes for, analysis of the Company's results as reported under GAAP.  Because of these limitations, gross sales and adjusted net income per diluted common share should not be considered as replacements for net sales and net income (loss) per diluted common share on a GAAP basis.  The Company compensates for these limitations by relying primarily on its GAAP results and using gross sales and adjusted net income per diluted common share only supplementally.

Reconciliations of net sales in accordance with GAAP to gross sales are presented below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Gross Sales	$33.0	$30.0	$82.2	$65.2
Returns, Allowances and Discounts	(10.9)	(6.9)	(24.4)	(14.4)
Net Sales	$22.1	$23.1	$57.8	$50.8

Reconciliations of net (loss) income per diluted common share in accordance with GAAP to adjusted net income per diluted common share are presented below:

	Three Months Ended	Six Months Ended
	June 30, 2007	June 30, 2007

Net (Loss) Income per Diluted Common Share	$(0.04)	$0.26
Adjustments to Net (Loss) Income per Diluted Common Share:
Secondary Offering Expense, net of tax effect	0.03	0.04
Stock-Based Compensation Expense, net of tax effect	0.02	0.05
Adjusted Net Income per Diluted Common Share	$0.01	$0.35

Reconciliations of net sales outlook in accordance with GAAP to gross sales outlook are presented below (in millions):

	Outlook for	Outlook for	Outlook for
	Three Months Ending	Three Months Ending	Year Ending
	September 30, 2007	December 31, 2007	December 31, 2007

Gross Sales	$29.0 - 31.0	$43.0 - 45.0	$154.0 - 158.0
Returns, Allowances and Discounts	(10.5)	(12.0)	(47.0)
Net Sales	$18.5 - 20.5	$31.0 - 33.0	$107.0 - 111.0

Reconciliations of net (loss) income per diluted common share outlook in accordance with GAAP to adjusted net income per diluted common share outlook are presented below:

	Outlook for	Outlook for	Outlook for
	Three Months Ending	Three Months Ending	Year Ending
	September 30, 2007	December 31, 2007	December 31, 2007

Net (Loss) Income per Diluted Common Share	$(0.05) - (0.02)	$0.31 - 0.34	$0.52 - 0.58
Adjustments to Net Income per Diluted Common Share:
Secondary Offering Expense, net of tax effect	-	-	0.04
Stock-Based Compensation Expense, net of tax effect	0.02	0.02	0.10
Adjusted Net (Loss) Income per Diluted Common Share	$(0.03) - 0.00	$0.33 - 0.36	$0.66 - 0.72

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time on Monday, August 13, 2007.  Participants may access the call by dialing 800-811-8845 (domestic) or 913-981-4905 (international).  In addition, the call will be webcast via the Company's Web site at www.physiciansformula.com, Investor Relations, where it will also be archived.  A telephone replay will be available through Monday, August 27, 2007.  To access the replay, please dial 888-203-1112 (domestic) or 719-457-0820 (international), passcode 2682414.

About Physicians Formula Holdings, Inc.

Physicians Formula is one of the fastest growing cosmetics companies operating in the mass market prestige, or "masstige", market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in over 26,000 stores throughout the U.S. including stores operated by Wal-Mart, Target, CVS, Walgreens and Albertsons.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates", "expects," "believes," "plans," "predicts," and similar terms. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed March 16, 2007, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

NET SALES	$22,102	$23,083	$57,825	$50,772
COST OF SALES	9,920	9,341	25,023	21,379
GROSS PROFIT	12,182	13,742	32,802	29,393

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,458	9,331	25,567	19,282
(LOSS) INCOME FROM OPERATIONS	(276)	4,411	7,235	10,111

INTEREST EXPENSE	312	1,742	716	3,512
OTHER (INCOME) EXPENSE	(49)	20	(54)	(1)
(LOSS) INCOME BEFORE INCOME TAXES	(539)	2,649	6,573	6,600

(BENEFIT) PROVISION FOR INCOME TAXES	(16)	1,023	2,794	2,559
NET (LOSS) INCOME	$(523)	$1,626	$3,779	$4,041

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.04)	$0.16	$0.27	$0.39
Diluted	$(0.04)	$0.14	$0.26	$0.35

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	13,927,055	10,421,916	13,896,890	10,421,916
Diluted	13,927,055	11,607,824	14,549,682	11,604,836

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	June 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$81	$26
Accounts receivable, net of allowance for bad debts of $370 and $348	16,610	26,654
Inventories	27,470	23,472
Prepaid expenses and other current assets	1,285	1,775
Income tax receivables	1,567	-
Deferred income taxes—net	4,730	5,139
Total current assets	51,743	57,066

PROPERTY AND EQUIPMENT—Net	2,726	2,506
OTHER ASSETS—Net	1,177	968
INTANGIBLE ASSETS—Net	55,429	56,311
GOODWILL	17,463	17,463

TOTAL	$128,538	$134,314

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,009	$12,670
Accrued expenses	1,633	1,915
Trade allowances	4,873	3,479
Sales returns reserve	6,942	9,440
Income taxes payable	-	378
Line of credit borrowings	2,944	7,522
Current portion of long-term debt	2,438	2,063

Total current liabilities	28,839	37,467

DEFERRED COMPENSATION	811	721
DEFERRED INCOME TAXES-Net	20,725	21,617
LONG-TERM DEBT	11,812	12,937

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Series A preferred stock, $.01 par value—10,000,000 shares authorized, 0 and 0 shares issued and outstanding	-	-
Common stock, $.01 par value—50,000,000 shares authorized, 13,927,055 and 13,843,056 shares issued and outstanding	139	138
Additional paid-in capital	58,046	57,047
Retained earnings	8,166	4,387

Total stockholders' equity	66,351	61,572

TOTAL	$128,538	$134,314

(FACE/F)

Contact:                 John Mills / Anne Rakunas
Integrated Corporate Relations, Inc.
(310) 954-1100